                                                      Registration No. 33-
________________________________________________________________________________
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                _______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                _______________

                            ITT Hartford Group, Inc.
             (Exact name of registrant as specified in its charter)


       Delaware                                       13-3317783
(State or other jurisdiction                (I.R.S. Employer Identification No.)
      of incorporation
      or organization)



                                 Hartford Plaza
                               Hartford, CT 06115
                    (Address of Principal Executive Offices)

                                _______________

                   ITT Hartford Employee Stock Purchase Plan
                            (Full title of the plan)

                                _______________


                            MICHAEL S. WILDER, ESQ.,
                           Senior Vice President and
                                General Counsel
                            ITT HARTFORD GROUP, INC.
                                 Hartford Plaza
                               Hartford, CT 06115
                    (name and address of agent for service)
  Telephone number, including area code, of agent for service: (203) 547-5000

                                _______________


                        CALCULATION OF REGISTRATION FEE


                                                                Proposed               Proposed
    Title of securities                Amount to be              maximum                maximum               Amount of
     to be registered                   registered            offering price           aggregate             registration
     ----------------                                           per share*          offering  price*             fee
Common Stock, par value $.01
  per share........................  2,700,000 shares+           $57.5                $155,250,000          $53,534.39
Series A Participating Cumulative
  Preferred Stock Purchase Rights..  2,700,000 rights++            ++                       ++                  ++

     * Estimated solely for the purpose of determining the registration fee and, in accordance with Rule 457(h), based upon the average of the high and low market price of the Common Stock as reported on the New York Stock Exchange on September 18, 1996.

     + Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares as may be issued as a result of the split of, or stock dividend on, securities registered hereunder.

   ++ The Series A Participating Cumulative Preferred Stock Purchase Rights (the "Rights") are appurtenant to and trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the market value of the Common Stock and the registration fee for the Rights is included in the fee for the Common Stock.


________________________________________________________________________________
________________________________________________________________________________

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

  The following documents filed by ITT Hartford Group, Inc. ("ITT Hartford") with the Securities and Exchange Commission (the "Commission") (File No. 0-19277) are hereby incorporated by reference in this registration statement: (a) ITT Hartford's Annual Report on Form 10-K for the year ended December 31, 1995 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a); and (c) Form 8-A filed September 19, 1995, and Amendment No. 1 to Form 8-A/A dated November 13, 1995, both with respect to the shares of ITT Hartford's common stock (and related ITT Hartford Rights (as defined therein)).

  All documents subsequently filed by ITT Hartford with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing with the Commission of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in the registration statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

  The audited consolidated financial statements and schedules of ITT Hartford and subsidiaries incorporated by reference herein and have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving such report.

  Michael O'Halloran, Esq., whose legal opinion with respect to the securities registered hereunder is filed as Exhibit 5 hereto, is an employee of ITT Hartford and may participate in certain of its stock benefit plans.

Item 6.  Indemnification of Directors and Officers.

  Section 145 of the Delaware General Corporation Law, as amended, provides in regards to indemnification of directors and officers as follows:

     145. Indemnification of Officers, Directors, Employees and Agents;
  Insurance.

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
  (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who were not parties to such action, suit or proceeding even though less than a quorum, or (2) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  Article 4 of ITT Hartford's By-laws provides in regard to indemnification of directors and officers as follows:

     4.1(a) Right to Indemnification. The Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person who is or was a Director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a "Covered Entity"), against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply to a Director or officer of the Corporation with respect to a Proceeding that was commenced by such Director or officer prior to a Change in Control (as defined in Section 4.4(e)(i) of this Article
  4). Any Director or officer of the Corporation entitled to indemnification as provided in this Section 4.1(a) is hereinafter called an "Indemnitee". Any right of an Indemnitee to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, payment of any expenses incurred by the indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect and the other provisions of this Article 4.

     (b) Effect of Amendments. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article 4 (including, without limitation, this Section 4.1(b)) shall adversely affect the rights of any Director or officer under this Article 4 (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such Director or officer.

     4.2 Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any indemnified person against any expenses, judgments, fines and amounts paid in settlement as specified in
  Section 4.1(a) or Section 4.5 of this Article 4 or incurred by any indemnified person in connection with any Proceeding referred to in such Sections, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any Director, officer, employee or agent of the Corporation or any director, officer, employee, fiduciary or agent of any Covered Entity in furtherance of the provisions of this Article 4 and may create a trust fund or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article 4.

     4.3 Indemnification; Not Exclusive Right. The right of indemnification provided in this Article 4 shall not be exclusive of any other rights to which any indemnified person may otherwise be entitled, and the provisions of this
  Article 4 shall inure to the benefit of the heirs and legal representatives of any indemnified person under this Article 4 and shall be applicable to Proceedings commenced or continuing after the adoption of this Article 4, whether arising from acts or omissions occurring before or after such adoption.

     4.4 Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to the advancement of expenses and the right to indemnification under this Article 4:

     (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Any such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and shall include any written affirmation or undertaking required by applicable law in effect at the time of such advance.

     (b) Procedures for Determination of Entitlement to Indemnification. (i) To obtain indemnification under this Article 4, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

     (ii) The Indemnitee's entitlement to indemnification under this Article 4 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board; (B) by a written opinion of Independent Counsel as hereinafter defined) if (x) a Change in Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of the Disinterested Directors so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section 4.4(c) of this Article 4.

     (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.4(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.

     (c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article 4, if a Change in Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article 4 (with respect to actions or failures to act occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with
  Section 4.4(b) of this Article 4, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4.4(b) of this Article 4 to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be, and shall be, entitled to indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 4.1 of this Article 4, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

     (d) Remedies of Indemnitee. (i) In the event that a determination is pursuant to Section 4.4(b) of this Article 4 that the Indemnitee is not entitled to indemnification under this Article 4, (A) the Indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the state of Delaware or any other court of competent jurisdiction or
  (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article 4 (with respect to actions or failures to act occurring prior to such Change in Control).

     (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4.4(b) or (c) of this Article 4, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (x) advancement of expenses is not timely made pursuant to Section 4.4(a) of this Article 4 or (y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4.4(b) or (c) of this Article 4, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the state of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in Subclause (A) or (B) of this Clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

     (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4.4(d) that the procedures and presumptions of this Article 4 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this
  Article 4.

     (iv) In the event that the Indemnitee, pursuant to this Section 4.4(d), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Article 4, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

  (e) Definitions.  For purposes of this Article 4:

     (i) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A (or any amendment or successor provision thereto) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of Directors without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such acquisition;
  (B) the Corporation is a party to any merger or consolidation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's common stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or liquidation or dissolution of the Corporation; (D) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (E) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new Director whose election or nomination for election by the stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

     (ii) "Disinterested Director" means a Director who is not or was not a party to the proceeding in respect of which indemnification is sought by the indemnitee.

     (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (a) the Corporation or the Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this Article 4. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under applicable standards of professional conduct, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article 4.

     4.5 Indemnification of Employees and Agents. Notwithstanding any other provision of this Article 4, the Corporation, to the fullest extent permitted by applicable law as then in effect, may indemnify any person other than a Director or officer of the Corporation who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reasons of the fact that such person is or was an employee or agent of the Corporation or, at the request of the Corporation, a director, officer, employee, fiduciary or agent of a Covered Entity against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee, fiduciary or agent in connection with any such Proceeding, consistent with the provisions of applicable law as then in effect.

     4.6 Severability. If any of this Article 4 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

  Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides in regard to the limitation of liability of directors and officers as follows:

     (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

                                    * * * *

     (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law,
  (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of sec. 141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

  Article SIXTH of ITT Hartford's Restated Certificate of Incorporation provides in regard to the limitation of liability of directors and officers as follows:

  To the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the Delaware General Corporation Law, (d) for any transaction from which the director derived an improper personal benefit or (e) for any act or omission occurring prior to the effective date of this ARTICLE SIXTH. Any repeal or modification of this ARTICLE SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

  ITT Hartford has directors and officers liability insurance policies that provide indemnification in certain instances of civil liabilities.

Item 7.  Exemption from Registration Claimed.

  Not Applicable.

Item 8.  Exhibits.

  See Exhibit Index elsewhere herein.

Item 9.  Undertakings

(a) The undersigned registrant hereby undertakes:

  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut on this 20th day of September, 1996.

                                    ITT HARTFORD GROUP, INC.

                                    By:  /s/ James J. Westervelt
                                        ---------------------------------------
                                         James J. Westervelt
                                        Its Senior Vice President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


      Signature                    Title                      Date
      ---------                    -----                      ----

          *            Chairman, President and Chief   September 20, 1996
- ---------------------  Executive Officer and Director
   Donald R. Frahm     (Principal Executive Officer)

          *            Director                        September 20, 1996
- ---------------------
     Ramani Ayer
          *            Director                        September 20, 1996
- ---------------------
   Lowndes A. Smith
          *            Executive Vice President and    September 20, 1996
- ---------------------  Chief Financial Officer
    David K. Zwiener   (Principal Financial Officer)

          *            Senior Vice President           September 20, 1996
- ---------------------  (Principal Accounting Officer)
 James J. Westervelt

          *            Director                        September 20, 1996
- ---------------------
  Bette B. Anderson
          *            Director                        September 20, 1996
- ---------------------
   Rand V. Araskog
          *            Director                        September 20, 1996
- ---------------------
  Robert A. Burnett
          *            Director                        September 20, 1996
- ---------------------
  Arthur A. Hartman
          *            Director                        September 20, 1996
- ---------------------
  Paul G. Kirk, Jr.
          *            Director                        September 20, 1996
- ---------------------
  H. Patrick Swygert

          *            Director                        September 20, 1996
- ---------------------
   DeRoy C. Thomas
          *            Director                        September 20, 1996
- ---------------------
   Gordon I. Ulmer




  /s/ Michael O'Halloran
  ----------------------
* By Michael O'Halloran as Attorney-in-Fact.

                                 EXHIBITS INDEX


        Exhibit              Title                    Location
          No.                -----                    --------
          ---
           4.         Instruments defining the
                      rights of security
                      holders, including
                      indentures:

          (a)         Restated Certificate of     Incorporated by
                      Incorporation               reference to Exhibit
                                                  3.01 to ITT Hartford
                                                  Group, Inc.'s annual
                                                  report on Form 10-K
                                                  for the fiscal year
                                                  ended December 31, 1995.

          (b)         By-laws                     Incorporated by
                                                  reference to Exhibit
                                                  3.02 to ITT Hartford
                                                  Group, Inc.'s annual
                                                  report on Form 10-K
                                                  for the fiscal year
                                                  ended December 31, 1995.

           (c)        Rights Agreement between    Incorporated by
                      ITT Hartford Group, Inc.    reference to Exhibit
                      and The Bank of New York,   4.02 to ITT Hartford
                      as Rights Agent             Group, Inc.'s annual
                                                  report on Form 10-K
                                                  for the fiscal year
                                                  ended December 31, 1995.

          (d)         Form of certificate of      Attached as Exhibit A
                      the voting powers,          to the Rights
                      preferences and relative    Agreement incorporated
                      participating, optional     by reference as
                      and other special rights,   Exhibit 4(c) hereto.
                      qualifications,
                      limitations or
                      restrictions of Series A
                      Participating Cumulative
                      Preferred Stock of ITT
                      Hartford

          (e)         Form of Right Certificate   Attached as Exhibit B
                                                  to the Rights
                                                  Agreement incorporated by
                                                  reference as Exhibit 4(c)
                                                  hereto.

           5.         Opinion re legality         Filed herewith.

          15.         Letter re unaudited         Not applicable.
                      interim financial
                      information

          23.         Consents of experts and     The consent of
                      counsel                     independent public
                                                  accountants is filed
                                                  herewith. The consent
                                                  of counsel is
                                                  incorporated by
                                                  reference to Exhibit 5
                                                  filed herewith.

          24.         Power of attorney           Filed herewith.

          99.         Additional exhibits         None.